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Exhibit 21.1

CAREY WATERMARK INVESTORS INCORPORATED

LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	Ownership	State or Country of Incorporation
Atlanta Perimeter Hotel Operator, Inc.	57%	Delaware
Braintree Hotel Operator, Inc.	100%	Delaware
CWI-AM Atlanta Perimeter Hotel, LLC	57%	Delaware
CWI Atlanta Perimeter Hotel, LLC	100%	Delaware
CWI Braintree Hotel, LLC	100%	Delaware
CWI Lake Arrowhead Resort, LLC	99.9%	Delaware
CWI Long Beach Hotels, LLC	100%	Delaware
CWI New Orleans Hotel, LLC	100%	Delaware
CWI OP, LP	100%	Delaware
CWI-HRI French Quarter Hotel Property, LLC	80%	Delaware
CWI-HRI New Orleans CBD Hotel, LLC	88%	Delaware
CWI New Orleans CBD Hotel, LLC	100%	Delaware
CWI-Pacific Lake Arrowhead Resort, LLC	97%	Delaware
French Quarter Hotel Operator, Inc.	80%	Delaware
Lake Arrowhead Resort Operator, Inc.	97%	Delaware
Long Beach Hotel Operator, Inc.	49%	Delaware
Long Beach Hotel Properties, LLC	49%	California
New Orleans CBD Hotel Operator, Inc.	88%	Delaware

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  Exhibit 21.1
CAREY WATERMARK INVESTORS INCORPORATED LIST OF REGISTRANT SUBSIDIARIES